Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      169,431,486
WELLS FARGO BANK                            41-0449260      138,024,937
DEUTSCHE BANK SECURITIES, INC.              13-2730328      120,843,531
BARCLAYS CAPITAL INC.                       05-0346412       75,970,113
TORONTO DOMINION BANK                       13-5640479       72,804,582
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       47,328,842
JPMORGAN CHASE & CO.                        13-3224016       19,334,180
BANK OF AMERICA SECURITIES LLC              56-2058405       10,976,008
CITIGROUP, INC.                             52-1568099        8,273,499
MORGAN STANLEY CO INCORPORATED              13-2665598        8,157,623






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334        1,043,612
WELLS FARGO BANK                            41-0449260        2,328,016
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,793,448
BARCLAYS CAPITAL INC.                       05-0346412        7,865,576
TORONTO DOMINION BANK                       13-5640479                0
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       18,083,377
JPMORGAN CHASE & CO.                        13-3224016       15,260,129
BANK OF AMERICA SECURITIES LLC              56-2058405        6,510,768
CITIGROUP, INC.                             52-1568099        4,946,373
MORGAN STANLEY CO INCORPORATED              13-2665598        4,939,563




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    699,335,169 D. Total Sales: 84,522,808

                               SCREEN NUMBER : 12